UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FIRST ACCEPTANCE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST ACCEPTANCE CORPORATION

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2017

To our Stockholders:

The 2017 annual meeting of stockholders of First Acceptance Corporation will be held Tuesday, May 9, 2017, at 10:00 a.m., local time, at our corporate headquarters, which is located at 3813 Green Hills Village Drive, Nashville, Tennessee 37215. Directions to the annual meeting can be obtained by contacting Investor Relations by email through an information request at http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=irol-infoReq or by phone at 1-800-321-0899. At the meeting, stockholders will vote on the following matters:

1.	Election of the nine directors set forth in this proxy statement to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	Approval of an increase in the number of shares authorized for issuance pursuant to the First Acceptance Corporation Employee Stock Purchase Plan;

3.	Conduct an advisory vote on executive compensation;

4.	Conduct an advisory vote on the frequency of advisory votes on executive compensation;

5.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017; and

6.	Any other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

Stockholders of record at the close of business on March 22, 2017 are entitled to notice of and to vote at the meeting.

Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD as promptly as possible in the enclosed envelope in order that as many shares as possible will be represented.

By Order of the Board of Directors,

Michael J. Bodayle

Secretary

Nashville, Tennessee

March 29, 2017

* * * IMPORTANT NOTICE * * *

Regarding Internet Availability of Proxy Materials

for the 2017 Annual Meeting of Stockholders to be held on May 9, 2017

In accordance with rules issued by the Securities and Exchange Commission,

you may access our 2016 Annual Report, our Proxy Statement and our form of Proxy at

http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=proxy

i

FIRST ACCEPTANCE CORPORATION

3813 GREEN HILLS VILLAGE DRIVE

NASHVILLE, TENNESSEE 37215

PROXY STATEMENT

The Board of Directors of First Acceptance Corporation (referred to herein as the “Board” or the “Board of Directors”) is soliciting proxies to be used at the 2017 annual meeting of stockholders. This proxy statement and the enclosed proxy card will be first mailed to stockholders on or about March 29, 2017.

ABOUT THE MEETING

What Is the Purpose of the Annual Meeting?

At our annual meeting, stockholders will vote on the matters outlined in the accompanying notice of meeting. In addition, our management will report on our performance during 2016 and respond to questions from stockholders.

Who Is Entitled to Vote?

Stockholders of record of our common stock at the close of business on the record date, March 22, 2017, are entitled to receive notice of the annual meeting and vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of the record date, 41,160,011 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker “non-votes” (described below) will be included in the calculation of the number of shares considered to be present at the meeting.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return the card to us, the card will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares.

Can I Change My Vote After I Return My Proxy Card?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting in any of three ways:

•	by submitting written notice of revocation to the Secretary;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.

What Are the Board’s Recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth below, and a description of each item is included in this proxy statement. In summary, the Board recommends a vote:

•	FOR election of each of the nominated directors;

•	FOR approval of an increase in the number of shares authorized for issuance pursuant to the First Acceptance Corporation Employee Stock Purchase Plan;

•	FOR, on an advisory basis, the compensation of our named executive officers;

•	FOR ONE YEAR, on an advisory basis, regarding the frequency for the advisory vote on our executive compensation; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote Is Required to Approve Each Proposal?

Election of Directors

Each of the director nominees must receive affirmative votes from a plurality of the votes cast to be elected. This means that the nine nominees receiving the greatest number of votes will be elected as directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Stockholders may not cumulate votes in the election of directors.

Approval of Increase in Number of Shares Authorized for Issuance Pursuant to the First Acceptance Corporation Employee Stock Purchase Plan

The amendment to the First Acceptance Corporation Employee Stock Purchase Plan will be ratified if the proposal receives the affirmative vote of a majority of the votes cast on the matter. With respect to this proposal, a properly executed proxy marked “ABSTAIN” will have the same effect as a vote against the proposal. Broker non-votes will not affect this proposal.

Advisory Vote on Executive Compensation

The affirmative vote of a majority of the votes cast on the matter is required to approve, on an advisory basis, executive compensation. The Board will review the results of this matter and will take the results into account in making future determinations concerning executive compensation. For purposes of the advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Frequency of the Advisory Vote on Executive Compensation

The affirmative vote of a majority of the votes cast on the matter is required for state law purposes to approve, on an advisory basis, the frequency of the advisory vote on executive compensation. If one of the voting options is not adopted by the required vote of the stockholders, the Board will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by the stockholders. The Board will review the results of this matter and will take the results into account in making future determinations concerning the frequency of the advisory vote on executive compensation. For purposes of the advisory vote on the frequency of advisory voting on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Ratification of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 will be ratified if the proposal receives the affirmative vote of a majority of the votes cast on the matter. Brokers have authority to vote FOR this proposal in the absence of contrary instructions from a beneficial owner. If this appointment is not ratified by stockholders, the Audit Committee and the Board may reconsider its recommendation and appointment, respectively. With respect to this proposal, abstentions and broker non-votes will not be counted as votes and will have no effect on the result of the vote.

Will My Shares Be Voted if I Do Not Sign and Return My Proxy Card?

If you are a registered stockholder and do not sign and return your proxy card, your shares will not be voted at the annual meeting. Under certain conditions, shares that you own that are held by a broker may be voted even if you do not provide voting instructions to the broker. Brokerage firms have the authority under applicable rules to vote on certain “routine” matters, including the ratification of auditors.

What Is a “Broker Non-vote?”

Under current New York Stock Exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.” Under current New York Stock Exchange rules, the proposal relating to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is deemed to be a routine matter with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. The proposals relating to the election of directors, increase in the number of shares authorized for issuance pursuant to the First Acceptance Corporation Employee Stock Purchase Plan, approval, on an advisory basis, of executive compensation, and approval, on an advisory basis, of the frequency of the advisory vote on executive compensation are deemed to be non-routine matters, and brokers and nominees may not exercise their discretion to vote on that proposal without receiving instructions from the beneficial owner of the shares.

STOCK OWNERSHIP

Principal Stockholders

The following table sets forth information regarding our common stock beneficially owned on March 22, 2017 by any person or “group,” as that term is used in Section 13(d) (3) of Securities Exchange Act of 1934, known to us to beneficially own more than five percent of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Gerald J. Ford (2)
200 Crescent Court, Suite 1350 Dallas, Texas 75201	21,851,599	53.1%
Second Curve Capital, LLC (3)
350 5th Avenue, Suite 4730 New York, New York 10018	4,100,754	9.9%
Jeremy B. Ford
3813 Green Hills Village Drive Nashville, TN 37215	2,333,551	5.7%
Dimension Fund Advisors LP (4)
Building One 6300 Bee Cave Road Austin, Texas 78746	2,074,875	5.2%

(1)	Based on 41,160,011 shares of common stock outstanding on March 22, 2017. Shares issuable under instruments to purchase our common stock that are exercisable within 60 days of March 22, 2017 are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.
(2)	Includes 19,019,653 shares owned through Hunter’s Glen/Ford Ltd. (“Hunter’s Glen”) and 2,268,218 shares owned through Turtle Creek Revocable Trust (“Turtle Creek Trust”). Because Mr. Ford is one of two general partners of Hunter’s Glen and the sole stockholder of Ford Diamond Corporation, a Texas corporation and the other general partner of Hunter’s Glen, Mr. Ford is considered the beneficial owner of the shares that Hunter’s Glen owns. Since Mr. Ford is trustee of Turtle Creek Trust, Mr. Ford is considered the beneficial owner of the shares that Turtle Creek Trust owns.
(3)	Based upon Schedule 13G filed on January 19, 2017.
(4)	Based upon Schedule 13G filed on February 9, 2017. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Security Ownership of Directors and Named Executive Officers

The following table shows the amount of our common stock beneficially owned by our current directors, our named executive officers and our current directors and named executive officers presently serving as a group. Except as otherwise indicated, all information is as of March 22, 2017. Except as otherwise indicated in the footnotes to this table, the address of each person listed below is c/o First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

Name	Outstanding Shares (1)		Acquirable Within 60 Days (2)	Percent of Class (3)
Jeremy B. Ford	2,333,551	(4)	—	5.7%
Rhodes R. Bobbitt	684,609		—	1.7%
Donald J. Edwards	536,666	(5)	—	1.3%
Mark A. Kelly	117,000		—	*
Kenneth D. Russell	63,000		—	*
Lyndon L. Olson, Jr	61,000		—	*
Tom C. Nichols	56,500		—	*
William A. Shipp, Jr.	22,501		—	*
Harvey B. Cash	11,000		—	*
Brent J. Gay	5,000		—	*
All current directors and executive officers as a group (10 persons)	3,890,827		—	9.5%

*	Represents less than 1% of our outstanding common stock.
(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.
(2)	Reflects the number of shares that could be purchased by exercise of options exercisable on March 22, 2017 or within 60 days thereafter under our stock incentive plan.
(3)	Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), shares of common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner. Likewise, the shares subject to options held by our directors and executive officers that are exercisable within 60 days are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.
(4)	Excludes shares beneficially owned by Hunter’s Glen (See Principal Stockholders table.). Mr. Jeremy Ford is the beneficiary of a trust that owns approximately 46% of Hunter’s Glen. Mr. Jeremy Ford disclaims beneficial ownership of the shares owned by Hunter’s Glen, except to the extent of his pecuniary interest therein.
(5)	Address: Flexpoint Ford, LLC, 676 N. Michigan Avenue, Suite 3300, Chicago, Illinois 60611.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers and persons who own more than 10% of our common stock to timely file with us and the SEC initial reports of ownership and reports of changes in ownership. Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and officers complied during 2016 with their reporting requirements.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that outline the composition, operations and responsibilities of the Board of Directors. The Nominating and Corporate Governance Committee has authority to review considerations relating to Board size and membership criteria and, with input from the Chairman and the other directors, is responsible for reviewing the skills and characteristics required of directors by legal, regulatory and business requirements applicable to our business. We do not have a formal policy with respect to the consideration of diversity in identifying nominees to serve as a director, but the Nominating and Corporate Governance Committee seeks to nominate persons with a diversity of experience and perspective who will contribute knowledge, experience and skills to the Board of Directors in areas that are important to the Company.

Our bylaws provide maximum flexibility to the Board of Directors in choosing a Chairman of the Board and a Chief Executive Officer. The bylaws provide that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the Board to determine whether it is in the best interest of the Company and our stockholders to combine the roles of Chief Executive Officer and Chairman of the Board in the same person. We currently have a non-employee director serving as our Chairman of the Board and the Board of Directors believes that the separation of the roles of Chairman of the Board and Chief Executive Officer enhances the Board’s oversight of the Company and our management, results in a greater role for the Board of Directors in setting the Board’s agenda and establishing Board priorities and procedures, and improves the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders.

The Corporate Governance Guidelines require that at least a majority of the members of the Board be independent, as defined by applicable law and the standards of the New York Stock Exchange. The Board has determined that each of Messrs. Bobbitt, Cash, Nichols, Olson and Shipp are “independent” within the meaning of the rules of the New York Stock Exchange as currently in effect. The Corporate Governance Guidelines also require that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board be independent. A copy of our Corporate Governance Guidelines may be found on the corporate governance page of our website at www.acceptance.com, and we will send a written copy of our Corporate Governance Guidelines to any stockholder who requests a copy by delivering written notice to Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

Stockholders and all other interested parties may send communications to the Chairman of the Board at 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

The Board’s Role in Risk Oversight

The Board, as a whole and also through its standing committees, has an active role in overseeing management of the Company’s risks. The Board and its committees review material operational, financial, compensation and compliance risks with our senior management. The Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The Nominating and Corporate Governance Committee oversees our corporate compliance programs and manages risks associated with the independence of our directors. Members of our management report directly to the Board or the appropriate committee. The directors then use this information to understand, identify, manage and attempt to mitigate risks.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that outlines the principles, policies and laws that govern our activities and establishes guidelines for professional conduct in the workplace. The Code of Business Conduct and Ethics includes provisions relating to ethical conduct, conflicts of interest, compliance with law and internal reporting of violations of the code. The Code of Business Conduct and Ethics applies to directors as well as executive officers and other employees. Every employee is required to read and certify that he or she has read and understands, and will comply with, the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics may be found on the corporate governance page of our website at www.acceptance.com, and we will send a written copy of our Code of Business Conduct and Ethics to any stockholder who requests a copy by delivering written notice to Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215. We intend to disclose amendments to or waivers from the Code of Business Conduct and Ethics for the benefit of our executive officers or directors, if any, on our web site at www.acceptance.com.

Executive Board Sessions

The current practice of our Board of Directors is to hold an executive session of its non-management directors at least once per quarter. These meetings are presided by our Chairman, Jeremy B. Ford.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors is currently comprised of nine members. At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated and recommends to the stockholders Rhodes R. Bobbitt, Harvey B. Cash, Donald J. Edwards, Jeremy B. Ford, Mark A. Kelley, Tom C. Nichols, Lyndon L. Olson, Jr., Kenneth D. Russell and William A. Shipp, Jr. for election to serve as directors until our next annual meeting of stockholders and until such time as their respective successors are duly elected and qualified. Each of the director nominees is currently a director and was elected by the stockholders at our 2016 annual meeting of stockholders.

If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve.

Certain information with respect to the nominees for election as directors is set forth below, including, with respect to each director nominee, his particular experience, qualifications, attributes and skills that qualify him to serve as a director.

Rhodes R. Bobbitt, 71, has served as a director of the Company since August 2004. From February 1987 until his retirement in June 2004, Mr. Bobbitt served as Managing Director and Dallas Regional Office Manager of the Private Client Service Group – Credit Suisse First Boston and its predecessor, Donaldson, Lufkin & Jenrette. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Bobbitt was Vice President of Security Sales in the Dallas office of Goldman Sachs & Co. Mr. Bobbitt is a director of Hilltop Holdings Inc. Mr. Bobbitt has executive experience in finance and investments.

Harvey B. Cash, 78, has served as a director of the Company since November 1996. Mr. Cash has been a general partner of InterWest Partners, a venture capital fund, since 1986. Mr. Cash is a director of Silicon Laboratories, Ciena Corporation, and Argo Group International Holdings, Ltd. Mr. Cash has experience in strategic planning, finance and investments. Mr. Cash was formerly a director of Entarian Technologies, Inc., Airspan Networks, Inc. and i2 Technologies, Inc.

Donald J. Edwards, 51, has served as a director of the Company since July 2002. Mr. Edwards currently is the Chief Executive Officer of Flexpoint Ford, LLC, a Chicago-based private equity firm focused on healthcare and financial services with currently over $2 billion under management. He served as our President and Chief Executive Officer from July 2002 through April 2004. Prior to July 2002, Mr. Edwards served as a principal in GTCR Golder Rauner, a Chicago-based private equity firm, for over eight years where he was the head of the firm’s healthcare investment effort. Mr. Edwards is a director of GeoVera Holdings and JetPay Corporation. Mr. Edwards has experience in strategic planning, management, finance and investments.

Jeremy B. Ford, 42, has been Chairman of the Board of Directors and a director of the Company since November 2011. He previously served as a director of the Company from September 2000 through April 2004 and as an employee from July 2002 through April 2004. Mr. Jeremy B. Ford serves as a director, President and Co-Chief Executive Officer of Hilltop Holdings Inc. (“Hilltop”), a financial holding company that owns PlainsCapital Bank, PrimeLending (mortgage lender), Hilltop Securities, Inc. (public and corporate finance, clearing and asset management), and National Lloyds Insurance Company (property and casualty insurance company). From March 2010 to September 2016, Mr. Jeremy B. Ford was a director, President and Chief Executive Officer of Hilltop. Mr. Jeremy B. Ford has worked in the financial services industry for over fifteen years, primarily focused on investments in and acquisitions of depository institutions and insurance and finance companies. Prior to becoming President and Chief Executive Officer of Hilltop, he was a principal of Ford Financial Fund, L.P.; a private equity fund controlled by Mr. Gerald J. Ford, the Company’s former Chairman of the Board of Directors who controls approximately 53% of our outstanding common stock. From 2004 to 2008, he worked for Diamond A-Ford Corporation, where he was involved in various investments made by a family limited partnership. Prior to that, he worked at the Company (prior to its acquisition of USAuto Holdings, Inc.), California Federal Bank, FSB (now Citigroup Inc.), and Salomon Smith Barney (now Citigroup Inc.). He has executive experience in operating a public insurance company, as well as in finance and strategic transactions. Jeremy B. Ford is the son of Gerald J. Ford.

Mark A. Kelly, 48, has served as a director of the Company since May 2014. Mr. Kelly served as our Chief Executive Officer from July 2012 to September 2014, our Interim President from March 2011 to July 2012 and our Interim Chief Executive Officer from December 2011 to July 2012 and has 20 years of banking and lending experience. Prior to being named interim President of the Company, Mr. Kelly was a Vice President of Ford Financial Fund II, L.P., a private equity fund controlled by Gerald J. Ford. Prior to that, Mr. Kelly held the position of Senior Vice President – Credit and Risk Management with Triad Financial SM, LLC (“Triad”). From 2002 to 2007, Mr. Kelly worked with Hunter’s Glen/Ford, Ltd., our principal stockholder. From 1994 to 2002, he served as Executive Vice President and Chief Financial Officer of Auto One Acceptance Corporation (a subsidiary of California Federal Bank, FSB). Mr. Kelly is currently a director of American Bank, N.A. and serves as a principal with Flexpoint Ford. LLC. On September 22, 2006, Mr. Kelly and the Securities and Exchange Commission entered into a Judgment and Order of Dismissal stemming from allegations of tipper liability for insider trading conducted by others. The Judgment and Order of Dismissal did not contain any prohibition on his service in any industry, including for any length of time, and did not require him to pay any fines or penalties to the Securities and Exchange Commission.

Tom C. Nichols, 69, has served as a director of the Company since November 2005. Mr. Nichols has served as Chairman and Chief Executive Officer of Carlile Holdings, Inc., a bank holding company, and Carlile Bancshares, Inc. since March 2008. Mr. Nichols served as President and a director of First United Bancorp and Chairman, President and Chief Executive Officer of State National Bancshares, Fort Worth from October 1996 to March 2008. Mr. Nichols previously served as President of Ford Bank Group and as a director of United New Mexico Financial Corporation. Mr. Nichols has executive experience in strategic planning, management and finance.

Lyndon L. Olson, Jr., 70, has served as a director of the Company since August 2004. Since July 2015, Mr. Olson has served as Chairman of the Board of Directors of the Scott & White Health Plan. From 2011 until 2015, Mr. Olson served as Chairman of Hill+Knowlton Strategies, Europe and USA, a global public relations company. Mr. Olson served as a Senior Advisor to the Chairman of Citigroup, Inc. from 2001 until 2008. Mr. Olson served as United States Ambassador to Sweden from 1998 until 2001. From 1990 to 1998, Mr. Olson served as Chairman and Chief Executive Officer of Travelers Insurance Group Holdings, Inc. and Associated Madison Companies, Inc. Prior to joining Travelers, Mr. Olson served as President of the National Group Corporation and Chief Executive Officer of its National Group Insurance Company. Mr. Olson has executive experience in strategic planning, management, insurance regulatory compliance and finance, with particular emphasis on the insurance industry.

Kenneth D. Russell, 68, has served as a director of the Company since May 2014 and as our interim President and Chief Executive Officer since October 2016. From June 2015 to October 2016, Mr. Russell served as President, Chief Executive Officer and a director of Mechanics Bank, an affiliate of Gerald J. Ford. Mr. Russell is a former member of the managing board of directors for KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft (KPMG DTG). While a member of KPMG DTG, Mr. Russell served in leadership of Audit—Financial Services. Subsequent to his service as a member of the German firm leadership, he functioned as a freelance strategic advisory to KPMG DTG’s managing board of directors, working directly with members of its executive committee. Prior to joining KPMG DTG, Mr. Russell was the lead financial services partner in the US KPMG LLP’s Department of Professional Practice in New York. His responsibilities in the Department of Profession Practice included leading the financial instruments, structured financing and securitization topic teams, and he was one of KPMG’s leading consultants on financial instruments, hedging and securitization accounting issues. Prior to joining the Department of Professional Practice at KPMG in 1993, Mr. Russell spent 20 years in KPMG’s Dallas office and had engagement responsibilities for several significant regional banking, thrift and other financial services clients. Mr. Russell is a director of Hilltop Holdings Inc.

William A. Shipp, Jr., 64, has served as a director of the Company since August 2004. Mr. Shipp has been principal of W.A. Shipp, Jr. & Co., a business and financial advisory firm, since July 1995 and has served as Treasurer/Secretary of the Jack C. Massey Foundation since July 1999, as a Director of the Foundation since April 2015, and as President since November 2016. From December 1983 to June 1995, Mr. Shipp served as Vice President of Massey Investment Company. Prior to joining Massey Investment Company, Mr. Shipp worked for more than eight years in various audit and tax capacities for Ernst & Young LLP. Mr. Shipp is a certified public accountant with the CGMA designation and has experience in accounting, finance and investments.

Required Vote; Recommendation of the Board

The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Abstentions will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum has been established, abstentions and broker non-votes will not be counted as votes cast and have no effect on whether this proposal is approved. Under applicable rules, a broker or other nominee does not possess the authority to vote for the election of director nominees in the absence of instructions from the beneficial owner of the relevant shares. Stockholders may not cumulate votes in the election of directors.

The Board of Directors unanimously recommends that you vote FOR each of the nominees identified above.

How Are Our Directors Compensated?

Each director receives an annual retainer of $20,000, payable in equal, quarterly installments. The Chairman of the Audit Committee of the Board of Directors receives an additional annual retainer of $5,000, payable in equal, quarterly installments. Directors also receive a fee of $2,000 for each Board of Directors meeting attended and $1,000 for each Board committee meeting attended. In addition, directors other than Messrs. Edwards and Ford receive an award pursuant to the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan of 1,000 shares of restricted stock on the date of each annual meeting of our stockholders. The restricted stock is subject to forfeiture if the director ceases to serve as a director of the Company during the period of six months following the date of the award, subject to certain exceptions.

The following table summarizes information with respect to the compensation paid to the members of our Board in 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Rhodes R. Bobbitt	42,000	1,650	43,650
Harvey B. Cash	33,000	1,650	34,650
Donald J. Edwards	34,000	—	34,000
Jeremy B. Ford	32,000	—	32,000
Mark A. Kelly	32,000	1,650	33,650
Tom C. Nichols	38,000	1,650	39,650
Lyndon L. Olson, Jr.	34,000	1,650	35,650
Kenneth D. Russell	32,000	1,650	33,650
William A. Shipp, Jr.	45,000	1,650	46,650

(1)	Represents the proportionate amount of the total value of stock awards to directors recognized as an expense during 2016 for financial accounting purposes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718-20, Compensation – Stock Compensation, disregarding for this purpose estimated forfeitures relating to service-based vesting conditions. Compensation expense is equal to the grant date fair value of the stock awards using the closing price for the Company’s common stock on the New York Stock Exchange on the date of grant ($1.65). As of December 31, 2016, there were no unvested stock awards held by our non-employee directors.

What Committees Has the Board Established?

The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance and Investment Committees. A copy of the charter for each committee may be found on the corporate governance page of our website at www.acceptance.com and is available to any stockholder who requests a copy by delivering written notice to Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

Audit Committee. We have a standing Audit Committee established in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934. The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements; (ii) to engage or discharge our independent registered public accounting firm; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with independent auditors, and a determination through discussion with the auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence, qualifications and performance of the auditors; (v) to pre-approve all auditing and non-auditing services to be provided by our independent registered public accounting firm; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent registered public accounting firm; (vii) to review our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with, and reports from, our independent registered public accounting firm and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and outside auditors the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to retain, at our expense, outside counsel, auditors or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; and (xi) to report to the full Board of Directors on the results of its reviews. The Audit Committee operates under a written charter adopted by the full Board of Directors. Members of the Audit Committee are Messrs. Bobbitt, Nichols and Shipp, all of whom are independent directors. Mr. Shipp is an audit committee financial expert, as defined in Item 407(d) (5) (ii) of Regulation S-K. During 2016, the Audit Committee met four times.

Compensation Committee. The functions of the Compensation Committee include reviewing and approving the Company’s compensation policies, the compensation arrangements for senior management and directors, the compensation and benefit plans in which officers and directors are eligible to participate, and awards under (and otherwise administering) such plans. The Compensation Committee operates under a written charter adopted by the full Board of Directors. Members of the Compensation Committee are Messrs. Cash, Nichols and Olson, all of whom are independent directors. During 2016, the Compensation Committee met two times.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as directors; reviewing the qualifications of incumbent directors and those candidates proposed by a director, executive officer or stockholder; making recommendations to the full Board of Directors regarding such candidates; recommending the candidates that will serve on the various committees of the Board; reviewing Board composition; and reviewing the management succession plan of the Company.

When determining whether to nominate a current director to be reelected as a director, the Nominating and Corporate Governance Committee must review the performance of the director during the prior year using performance criteria established by the Nominating and Corporate Governance Committee which, at a minimum, shall include:

•	attendance at Board and Committee meetings;

•	preparedness for Board and Committee meetings;

•	quality of objectivity in exercising business judgment;

•	participation at Board and Committee meetings; and

•	candor toward other directors, management and professionals retained by the Company.

The Nominating and Corporate Governance Committee has no specifically defined process for identifying and evaluating nominees, but it seeks to identify potential candidates for membership on the Board through conversations with members of the Board, senior management and other constituencies. The Nominating and Corporate Governance Committee may from time to time engage a third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee is also responsible for reviewing the qualifications and performance of incumbent directors to determine whether to recommend them to the Board of Directors as nominees for re-election.

The Nominating and Corporate Governance Committee also considers nominees proposed by our stockholders in accordance with the provisions contained in our bylaws and certificate of incorporation. Nominations made by stockholders must be made by written notice setting forth the information required by our bylaws and certificate of incorporation received by the secretary of the Company at least 60 days in advance of the annual meeting of stockholders, or (if later) within ten days after the first public notice of that meeting is sent to stockholders. Stockholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and recommending corporate governance policies for the Company; reviewing potential conflicts of interest involving directors or executive officers of the Company; evaluating Board performance, including the effectiveness of current Board policies and practices; and reviewing any regulatory requirements relating to the continuing education of directors. The Nominating and Corporate Governance Committee operates under a written charter adopted by the full Board of Directors. Members of the Nominating and Corporate Governance Committee are Messrs. Bobbitt, Cash and Shipp, all of whom are independent directors. During 2016, the Nominating Committee met one time.

Investment Committee. The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; reviewing the procedures that we utilize in determining that funds are invested in accordance with policies and limits approved by the Investment Committee; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities. Members of the Investment Committee are Messrs. Bobbitt, Edwards and Shipp. During 2016, the Investment Committee met five times.

How Often Did the Board Meet During 2016?

During 2016, the Board of Directors met six times. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees on which the director served. All of the directors attended our 2016 annual meeting of stockholders.

How Do I Communicate with the Board?

Stockholders and all other interested parties can send communications to the Board of Directors and, if applicable, to specified individual directors c/o First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215. All stockholder communications will be forwarded directly to the Board of Directors or, if applicable, to specified individual directors. If the amount of correspondence received through this process becomes excessive, our Board of Directors may consider approving a process for review, organization and screening of the correspondence by the corporate Secretary or other appropriate person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Related Party Transaction Policy, our Nominating and Corporate Governance Committee is responsible for reviewing and approving the terms and conditions of all transactions involving the Company and our executive officers, directors and beneficial owners of 5% or more of our common stock and their affiliates. The Nominating and Corporate Governance Committee considers all relevant information and facts available regarding a related party transaction, and takes into account factors that it deems to be appropriate, including, without limitation, whether the transaction is on terms no less favorable to the Company than could be obtained from unaffiliated third parties and whether the transaction is reasonably expected to benefit the Company. Approval of the Nominating and Corporate Governance Committee is not required for compensation paid to any director of the Company for services rendered to the Company in his capacity as a director if the compensation is required to be disclosed pursuant to applicable SEC rules. The Nominating and Corporate Governance Committee is also not required to approve any compensation paid to an executive officer of the Company if the compensation is required to be reported pursuant to applicable SEC rules or if the executive officer is not an immediate family member of another executive officer or director of the Company, the compensation would be required to be included if the executive officer was a named executive officer and the Company’s Compensation Committee approved such compensation.

Corey G. Prestidge, the son-in-law of Gerald J. Ford, our former Chairman of the Board of Directors who controls approximately 53% of our outstanding common stock, and the brother-in-law of our Chairman of the Board, Jeremy B. Ford, provides legal services to the Company. Mr. Prestidge is also General Counsel and Secretary with Hilltop Holdings Inc., an affiliate of Gerald J. Ford. Mr. Prestidge’s compensation for 2016 was $75,002.

On June 29, 2015, to finance an acquisition, the Company borrowed the full amount under a $30 million Loan Agreement (the “Loan Agreement”) with Diamond Family Investments, LP, an affiliate of Gerald J. Ford. The Loan Agreement provided a $30 million interest-only senior term loan facility, maturing in full on June 29, 2025. Commencing June 29, 2016, the Company has the right to prepay the loan in whole or in part, in cash, without premium or penalty, upon written notice to the lender. Amounts prepaid under the Loan Agreement may not be reborrowed. The term loan outstanding under the Loan Agreement bears interest at a rate of 8% per annum. The terms and conditions of the Loan Agreement were approved by a special committee of the Board of Directors consisting of directors who are considered to be independent of Gerald J. Ford.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our current executive officers.

Name	Age	Position
Kenneth D. Russell	68	Interim President and Chief Executive Officer
Brent J. Gay	39	Senior Vice President and Chief Financial Officer

Kenneth D. Russell has served as our interim President and Chief Executive Officer since October 2016 and as a director of the Company since May 2014. From June 2015 to October 2016, Mr. Russell served as President, Chief Executive Officer and a director of Mechanics Bank, an affiliate of Gerald J. Ford. Mr. Russell is a former member of the managing board of directors for KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft (KPMG DTG). While a member of KPMG DTG, Mr. Russell served in leadership of Audit—Financial Services. Subsequent to his service as a member of the German firm leadership, he functioned as a freelance strategic advisory to KPMG DTG’s managing board of directors, working directly with members of its executive committee. Prior to joining KPMG DTG, Mr. Russell was the lead financial services partner in the US KPMG LLP’s Department of Professional Practice in New York. His responsibilities in the Department of Profession Practice included leading the financial instruments, structured financing and securitization topic teams, and he was one of KPMG’s leading consultants on financial instruments, hedging and securitization accounting issues. Prior to joining the Department of Professional Practice at KPMG in 1993, Mr. Russell spent 20 years in KPMG’s Dallas office and had engagement responsibilities for several significant regional banking, thrift and other financial services clients. Mr. Russell is a director of Hilltop Holdings Inc.

Brent J. Gay has served as our Senior Vice President and Chief Financial Officer since July 2013. Prior to joining the Company, Mr. Gay served as the Chief Financial Officer of Titan Insurance, the non-standard automobile insurance division of Nationwide Insurance since December 2011. Mr. Gay joined Nationwide in 2006 and held various financial planning and analysis roles of increasing responsibility within Nationwide’s property & casualty operations. From 1999 to 2006, Mr. Gay held several finance leadership roles at General Motors Corporation in various divisions. Mr. Gay has an MBA from the Darden Graduate School of Business at the University of Virginia, a Bachelors degree in International Business and Economics from Ohio Northern University and holds the Certified Property & Casualty Underwriter (CPCU) designation.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Audit Committee’s responsibilities include oversight of our independent registered public accounting firm and internal audit function, as well as oversight of our financial reporting process on behalf of the full Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, for 2016, the Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed a report on the effectiveness of our internal control over financial reporting and “Management’s Annual Report on Internal Control Over Financial Reporting” and Ernst &Young LLP’s “Report of Independent Registered Public Accounting Firm,” which are included in our Annual Report on Form 10-K for the year ended December 31, 2016.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees (AS 16). The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC.

THE AUDIT COMMITTEE
Rhodes R. Bobbitt
Tom C. Nichols
William A. Shipp, Jr.

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee, composed of Messrs. Cash, Nichols and Olson, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Harvey B. Cash
Tom C. Nichols
Lyndon L. Olson, Jr.

Compensation Discussion and Analysis

Overview of Compensation Process. The Compensation Committee of our Board of Directors is responsible for establishing the compensation arrangements for our employees, including our executive officers, and reviewing and making recommendations to the full Board of Directors regarding non-employee director compensation. The Compensation Committee is also responsible for the administration of our stock incentive plans and other compensation plans in which our employees participate. It is the responsibility of the Compensation Committee to determine whether, in its judgment, our executive compensation policies are reasonable and appropriate, meet the stated objectives of those policies and effectively serve our best interests and the best interests of our stockholders. Each member of the Compensation Committee is an “independent director” as defined under the applicable rules of the New York Stock Exchange and our Corporate Governance Guidelines, a “non-employee director” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, and an “outside director” for the purposes of the Internal Revenue Code of 1986, in each case as determined by our Board of Directors.

The Compensation Committee reviews our compensation policies on an annual basis and the compensation of individual executives is reviewed annually in light of the compensation policies for that year. In setting and reviewing executive compensation, in addition to corporate performance, the Compensation Committee believes it is appropriate to consider the level of experience and responsibilities of each executive, as well as the personal contributions a particular individual may make to the corporate enterprise. No relative weight is assigned to quantitative or qualitative factors considered by the Compensation Committee in reaching its decisions. The Compensation Committee utilized the services of an independent compensation consultant to benchmark comparable companies in determining the compensation of its executive officers during 2015. The Committee chose not to update this analysis during 2016.

Benchmarking Compensation. During 2015, the Compensation Committee consulted with an independent compensation consultant to assess the competitiveness and effectiveness of our executive compensation program. Among other things, the compensation consultant provided an analysis of base salary, short term bonus and long term equity incentive compensation comparable to other similarly situated companies.

In performing this analysis, the compensation consultant used a peer group of similarly situated public insurance institutions. The peer group consists of mostly small publicly traded property and casualty companies. Some of the companies used in the peer group are larger than the Company but still provide relevant information and a reliable frame of reference for benchmarking of the Company’s executive compensation. The peer group used in the report presented for consideration consisted of the following insurance companies:

Affirmative Insurance Holdings Inc.	Amerisafe, Inc.
Atlantic American Corp.	Baldwin & Lyons Inc.
Donegal Group Inc.	EMC Insurance Group Inc.
Federated National Holding Company	Hallmark Financial Services Inc.
HCI Group Inc.	Heritage Insurance Holdings, Inc.
Independence Holding Co.	National Interstate Corporation
United Insurance Holdings Corp.	Universal Insurance Holdings Inc.

Role of Executive Officers in Compensation Decisions. The Compensation Committee makes all decisions regarding the compensation of our executive officers. The Compensation Committee annually evaluates the performance of our executive officers, and our president and chief executive officer provides the Compensation Committee with an assessment of the performance of our executive officers other than himself. Decisions regarding the compensation of employees other than our executive officers are made by our president and chief executive officer in consultation with other members of management. The president and chief executive officer does not play any role with respect to any matter impacting his own compensation.

What Is Our Philosophy of Executive Officer Compensation?

The Compensation Committee believes that the primary objectives of our executive compensation policies should be:

•	To attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable position in our industry, while maintaining compensation within levels that are consistent with our annual budget, financial objectives and operating performance;

•	To provide appropriate incentives for executives to work toward the achievement of our annual financial performance and business goals; and

•	To align the interests of executives with those of our stockholders and the long-term interests of the Company by providing long-term incentive compensation in the form of stock options, restricted common stock, restricted stock units or other equity-based long-term incentive compensation.

The Compensation Committee is committed to a strong link between our financial and strategic objectives and our compensation and benefit practices. It is the Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon our performance, as well as upon his or her individual performance. Accordingly, the Compensation Committee’s compensation philosophy for an executive officer emphasizes an overall analysis of the executive’s performance for the prior year, his or her projected role and responsibilities, required impact on execution of our strategy, total cash and equity compensation internally, and other factors the Compensation Committee deems appropriate.

Elements of 2016 Executive Compensation. Overall, our executive compensation program is designed to be consistent with the objectives and principles set forth above. For 2016, the principal components of compensation for our executive officers were:

Base Salary. We provide executive officers with base salaries to compensate them for services provided during the year. The Compensation Committee generally reviews the base salaries of our executive officers on an annual basis. In determining whether an increase in base compensation for the executive officers is appropriate, the Compensation Committee considers the performance of the Company and the executive officer during the prior year, the executive officers’ level of base salary relative to other executive officers of the Company, and the recommendations of the president and chief executive officer. Based upon these factors, the Compensation Committee approved base salaries for our named executive officers for 2016 and 2015 as follows.

Name		2016 Base Salary ($)	2015 Base Salary ($)
Kenneth D. Russell	(1)	—	—
Joseph S. Borbely		430,000	400,000
Brent J. Gay		290,000	260,000

(1)	Mr. Russell, who also serves in various capacities for affiliates of Gerald J, Ford, our principal shareholder, was named Interim President and Chief Executive Officer on October 19, 2016. During 2016, $91,109 was accrued by the Company as compensation for him serving in this capacity, however, no payments have been made to him as of the date hereof.

Annual Incentive Compensation. The Compensation Committee believes that annual incentive compensation should be utilized to motivate the participants to achieve certain corporate and business objectives and operating results and reward them when these elements are satisfied. On March 15, 2016, the Compensation Committee adopted the 2016 Senior Management Bonus Program, which was consistent with the previously stated objectives of the annual incentive component of executive compensation. For non-senior executive officers and key employees, their respective bonus potential was their individual target bonus times multipliers relating to the Company achieving its pre-tax income projections for 2016 (adjusted for specified non-recurring items) and the particular participant attaining specific management business objectives as set forth for that individual. The calculated payout is a baseline, and the final payout would be determined at the discretion of the president and chief executive officer. For senior executive officers, their respective bonus potential was a percentage of their individual target bonus times a multiplier relating to the Company achieving its pre-tax income projections for 2016. Any annual incentive payout amounts greater than 100% of potential were eligible for payment in the form of equity grants. All cash bonus payments and equity award grants to senior executive officers are subject to prior approval of the Compensation Committee. Based upon the Company’s adjusted pre-tax income attained, no annual incentive payments were earned under the 2016 Senior Management Bonus Program.

Equity Awards. Equity awards, including stock options, restricted common stock and restricted stock units, are the principal vehicle for payment of long-term compensation for our executive officers. The Compensation Committee believes stock-based incentive compensation should be structured so as to closely align the interests of the executive officers with the interests of our stockholders. All equity awards are granted pursuant to incentive plans approved by our stockholders. The Compensation Committee determines the equity award grants to the executive officers and takes into account the recommendations of the president and chief executive officer prior to approving awards of stock-based incentive compensation. Equity awards are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to improve stockholder value. The Compensation Committee may also grant an award to an executive officer upon the commencement of his or her employment with the Company or upon a change in his or her duties or responsibilities with the Company. The Compensation Committee did not approve any stock awards to our executive officers for 2016.The stock awards issued in 2016 and included in the table on page 21 were related to 2015 performance.

401(k) Plan. The Company maintains a 401(k) plan that provides for a matching contribution by the Company of 100% of the participant’s voluntary salary contributions of the first 3% of the participant’s salary contributed by the participant, plus 50% of the next 2% of salary, up to the maximum voluntary salary contribution established by the U.S. Department of Labor.

Elements of 2017 Executive Compensation Plan.

Base Salary. On March 10, 2017, consistent with the prior stated objectives of the base salary component of executive compensation, for 2017, the Compensation Committee determined to not change the base salary of Mr. Gay as Chief Financial Officer. At a future date, the Committee, however, will evaluate and formulate the compensation to be payable to Mr. Russell for his services as Chief Executive Officer.

Cash Bonus and Equity Awards. On March 10, 2017, the Compensation Committee adopted the 2017 Senior Management Bonus Program, which is consistent with the 2016 Senior Management Bonus Program. All cash bonus payments and equity award grants to senior executive officers are subject to prior approval of the Compensation Committee.

The following target bonus percentages will be followed for our named executive officers:

Name	Title	Target Cash Bonus % of Base Salary
Kenneth D. Russell	Interim President and Chief Executive Officer	75%
Brent J. Gay	Senior Vice President and Chief Financial Officer	60%

Perquisites and Other Benefits. The Company does not generally provide material perquisites that are not, in the Compensation Committee’s view, integrally and directly related to the executive officers’ duties. Our executive officers participate in broad-based benefit programs that are generally available to our salaried employees, including health, dental, disability and life insurance programs.

Tax and Accounting Matters. Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer. Under Internal Revenue Service regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee expects to continue to monitor the application of Section 162(m) to executive compensation and will take appropriate action if it is warranted in the future. We operate our compensation programs with the intention of complying with Section 409A of the Internal Revenue Code of 1986.

Compensation Risk Assessment

The Compensation Committee has reviewed our compensation plans and policies to determine whether they encourage excessive or inappropriate risk-taking by our employees, including our named executive officers. This assessment included a review of our business and the design of our incentive plans and policies. Our compensation arrangements include base salaries at levels that the Compensation Committee believes provides employees with a steady income so that they are not encouraged to focus on short-term performance criteria to the detriment of other important Company measures. The performance measures used in our incentive-based compensation arrangements are based primarily upon Company measures, which we believe encourages executives and other employees to focus on overall corporate performance rather than individual performance or the performance of a specific part of our business, provide for payments based upon multiple levels of performance, and are capped at a specified percentage of annual salary. Based upon its review, the Compensation Committee has determined that our compensation plans and policies, taken as a whole, are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

During 2016, the Compensation Committee of the Board of Directors was composed of Harvey B. Cash, Tom C. Nichols and Lyndon L. Olson, Jr. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

Summary Compensation Table

The following table sets forth compensation earned by our chief executive officers and our chief financial officer, who were either serving in such capacities on December 31, 2016 or during 2016, or are reportable pursuant to applicable SEC regulations.

Name and Principal Position		Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Kenneth D. Russell	(2)	2016	—	—	—	—	—	—		—
Interim President and
Chief Executive Officer

Joseph S. Borbely	(3)	2016	350,385	—	—	—	—	288,432	(4)	633,817
Former President and		2015	381,562	212,500	120,000	—	—	—		714,062
Chief Executive Officer		2014	300,000	—	120,000	—	265,000	—		685,000

Brent J. Gay	(5)	2016	284,231	—	—	—	—	—		284,321
Senior Vice President and		2015	257,885	112,500	75,000	—	—	—		445,385
Chief Financial Officer		2014	215,000	—	65,000	—	140,000	—		420,000

(1)	Represents the aggregate grant date fair value of restricted stock units granted during each respective period computed in accordance with FASB ASC 718. Aggregate compensation expense is equal to the grant date fair value based on the closing stock price on the date of grant.
(2)	Mr. Russell, who also serves in various capacities for affiliates of Gerald J, Ford, our principal shareholder, was named Interim President and Chief Executive Officer on October 19, 2016. During 2016, $91,109 was accrued by the Company as compensation for him serving in this capacity, however, no payments have been made to him as of the date hereof. At a future date, the Compensation Committee will evaluate and formulate the compensation to be payable to Mr. Russell for his services as Chief Executive Officer.
(3)	Represents an annual salary of $430,000, increased from $400,000 in March 2016, pro-rated through his October 19, 2016 resignation.
(4)	Represents severance payments payable in connection with Mr. Borbely’s resignation.
(5)	Represents an annual salary of $290,000, increased from $260,000 in March 2016.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an equity award made to a named executive officer in 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Stock and Option Awards ($)/sh	Grant Date Fair Value of Stock and Option Awards ($) (1)
Joseph S. Borbely	3/15/16	—	—	52,174	(2)	2.30	120,000
Brent J. Gay	3/15/16	—	—	32,609	(3)	2.30	75,000

(1)	Represents the aggregate grant date fair value of restricted stock units granted during each respective period computed in accordance with FASB ASC 718. Aggregate compensation expense is equal to the grant date fair value based on the closing stock price on the date of grant.
(2)	Mr. Borbely was granted 52,174 restricted stock units. The restricted stock units were to have vested 100%, and an equal number of shares of common stock were deliverable, upon the third anniversary of the date of grant, provided that Mr. Borbely was still employed with the Company. A prorated portion of the restricted stock units vested immediately in the event of a termination of service due to death or total and permanent disability, retirement or by the Company without cause.
(3)	Mr. Gay was granted 32,609 restricted stock units. The restricted stock units will vest 100%, and an equal number of shares of common stock will be deliverable, upon the third anniversary of the date of grant, provided that Mr. Gay is still employed with the Company. A prorated portion of the restricted stock units vests immediately in the event of a termination of service due to death or total and permanent disability, retirement or by the Company without cause.

Outstanding Equity Awards at Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers at December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Brent J. Gay	—	—	—	—	59,043	(1)	$61,403

(1)	Mr. Gay was granted 32,609 and 26,434 restricted stock units on March 15, 2016 and March 10, 2015, respectively. These restricted stock units will vest 100%, and an equal number of shares of common stock will be deliverable, upon the third anniversary of the date of grant, provided that Mr. Gay is still employed with the Company. A prorated portion of the restricted stock units vests immediately in the event of a termination of service due to death or total and permanent disability, retirement or by the Company without cause. Market value is based on a closing price per share of $1.04 for the Company’s Common Stock on the New York Stock Exchange on December 31, 2016.

Option Exercises and Stock Vested

The following table sets forth information concerning each equity award held by a named executive officer that vested in 2016. No option awards were exercised during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Joseph S. Borbely	—	—	38,917	(1)	35,414	(2)

(2)	The Company issued 38,917 shares to Mr. Joseph S. Borbely on October 19, 2016 related to the vested portion of restricted stock units as of the date of his separation from the Company.
(3)	Value realized on vesting based on a closing share price of $0.91 for the Company’s Common Stock on the New York Stock Exchange on October 19, 2016.

Equity Compensation Plan Information

The following table summarizes information with respect to our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	970,000	$1.81	6,193,442

Equity compensation plans not approved by security holders	—	—	—

PROPOSAL 2 – APPROVAL OF THE AMENDMENT TO THE FIRST ACCEPTANCE CORORATION

EMPLOYEE STOCK PURCHASE PLAN

The Company believes that broad-based ownership of equity interests in the Company by its employees provides a substantial motivation for superior performance by more closely aligning the economic interests of those employees with the overall performance of the Company and the interests of the stockholders of the Company. In order to encourage ownership of the Company’s common stock by its employees, the Board of Directors and stockholders of the Company previously approved the First Acceptance Corporation Employee Stock Purchase Plan, as amended, which we will refer to as the “plan.” Subject to stockholder approval, effective December 31, 2016, the Company amended the plan to increase the number of shares of common stock authorized for issuance under the plan from 400,000 to 600,000, to accommodate the total of 405,250 shares of common stock issued pursuant to the plan and to allow for future shares to be issued. The Board of Directors has reviewed the plan and determined that, in order to encourage continued participation in the plan by the Company’s employees, the shareholders should approve this amendment.

Summary of the Material Provisions of the Plan, as Amended

The following summary of the material provisions of the plan is qualified in its entirety by reference to the text of the plan, as amended, which is attached to this proxy statement as Appendix A.

Participation; Awards under the Plan. Pursuant to the plan, each employee of the Company or a subsidiary of the Company (including executive officers of the Company) having at least six (6) months of continuous service prior to January 1 or July 1 of each year (each a “Commencement Date”), except for employees whose customary employment is 20 hours per week or less or whose customary employment is not for more than five months in any calendar year, is eligible to participate in the plan. Holders of 5% or more of the outstanding shares of common stock are not eligible to participate in the plan. The Company and its subsidiaries currently have approximately 1,050 employees who are eligible to participate in the plan.

Eligible employees may elect to deduct from their compensation an after-tax amount of not less than $25.00 per bi-weekly payroll period (or $25.00 per semi-monthly payroll period) and not more than 15% of their base pay on the Commencement Date for each six-month option period starting on each such Commencement Date (each such six-month period is referred to in the plan as an “Option Period”). The dollar amount deducted is credited to the participant’s Contribution Account (as defined in the plan). In addition, a participant who has neither discontinued nor withdrawn his or her contributions during each Option Period is permitted to make one lump sum contribution during each Option Period (except during the last 30 days of the Option Period), as long as the aggregate amount of contributions does not exceed 15% of the participant’s base pay on the Commencement Date (expressed as base pay for the applicable payroll period) multiplied by the number of payroll periods during that Option Period.

On the Grant Date (the first trading date of each Option Period), each participant in the plan shall be deemed to receive an option to purchase shares of common stock in accordance with the terms of the plan. On the Exercise Date (the last trading day of each Option Period), the amount deducted from each participant’s salary and any additional amounts contributed on a lump-sum basis over the course of the period will be used to purchase shares of common stock at a purchase price (the “Exercise Price”) equal to the lesser of (a) 100% of the Closing Market Price (as defined in the plan) of the shares of common stock on the Exercise Date and (b) 100% of the Closing Market Price of the shares of common stock on the Grant Date. On an Exercise Date, all options shall be automatically exercised, except for options which are cancelled when a participant withdraws the balance of his or her Contribution Amount or which are otherwise terminated under the provisions of the plan (such as upon the termination of a participant’s employment for any reason except death, disability, or retirement at or after age 65).

Participants’ rights under the plan are subject to the following limitations: (i) subject to certain adjustments, the maximum number of shares of common stock which may be purchased by a participant on an Exercise Date is 3,000 shares; (ii) no participant is allowed to purchase, during a calendar year, stock under the plan having a market value in excess of $25,000, as determined on the Grant Date; (iii) no option may be granted to a participant who would own 5% or more of the common stock of the Company immediately after the option is granted and (iv) no participant may assign, transfer or otherwise alienate any rights under the plan or any options granted to him or her thereunder, except by will or the laws of descent and distribution, and such options must be exercised during the participant’s lifetime only by him or her.

Upon termination of a participant’s employment, the employee shall cease being a participant under the plan, and the balance of the employee’s Contribution Account shall be paid to the participant as soon as practical after termination. An option granted to such a participant shall be null and void from the date of termination. Upon the death, retirement or disability of a participant, the participant or his or her legal representative may withdraw the balance in his or her Contribution Account or may use the accumulated balance to purchase stock under the plan. Any remaining money that is insufficient to purchase a whole share is returned to such participant or his or her legal representative. Nothing in the plan is to be construed so as to give an employee the right to be retained in the service of the Company.

Administration. The plan is administered by a Plan Administrator, which Plan Administrator is currently the Compensation Committee of the Board of Directors. The Plan Administrator does not, however, have the discretion to deny the right to participate in the plan to any employee who meets the eligibility criteria.

Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization or other change in the Company’s structure affecting the common stock, appropriate adjustments will be made by the Plan Administrator in the number of shares reserved for issuance under the plan and calculation of the Exercise Price.

Amendment. The Board of Directors of the Company has the right to amend or terminate the plan at any time, but cannot make an amendment to increase the number of shares reserved under the plan (except pursuant to certain changes in the capital structure of the Company) without the approval of the Company’s stockholders. If the plan is terminated, all options outstanding at the time of termination shall become null and void, and the balance in each participant’s Contribution Account shall be paid to that participant.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of the Federal income tax aspects of awards made under the plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

A holder will not recognize income for Federal tax purposes when shares are purchased. Income may be recognized when a holder disposes of his or her stock. If shares of stock are disposed of before a statutory holding period is met, ordinary income is recognized in an amount equal to the difference between the price paid for the shares and the market value of the shares on the date such shares were purchased. If shares are disposed of after meeting the holding period requirement, the holder receives ordinary taxable income in the calendar year of disposition equal to the excess of the fair market value of such shares of common stock on the day of disposition over the price paid for such shares. In either case, (i) if a holder’s disposition is by gift, such holder will have no further income tax consequences and (ii) in the case of a sale of such shares, the difference between the net proceeds on the date of the disposition and the holder’s tax basis in such shares (including ordinary income recognized in the disposition) will be taxable as capital gain or loss.

If an employee leaves contributions in the plan to purchase common stock after he or she retires, the tax consequences depend on whether the termination date is within three months of the Exercise Date. If the termination is not more than three months prior to the Exercise Date, the tax consequences are described above. However, if the termination date is more than three months prior to the Exercise Date, the holder is treated as exercising a non-qualified option and is taxed on the Exercise Date on the excess of market value of the stock on that date over the price paid.

Required Vote; Recommendation of the Board

Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to this proposal will have the same effect as a vote against the proposal. Broker non-votes will not affect this proposal. However, as discussed elsewhere in this proxy statement, both abstentions and broker non-votes will factor into the determination of the existence of a quorum.

The Board of Directors recommends that you vote FOR approval of the amendment to the First Acceptance Corporation Employee Stock Purchase Plan.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, we are asking stockholders to cast an advisory vote on the compensation of our named executive officers disclosed in the Executive Compensation section of this Proxy Statement. While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions.

As described in detail under the heading “Compensation Discussion and Analysis,” our compensation programs are designed to align a significant portion of each named executive officer’s total compensation with the annual and long-term performance of the Company and the interests of our stockholders. Stockholders are urged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, which discuss in detail how our compensation policies and procedures implement our compensation philosophy.

This annual vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. The vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

We are asking our stockholders to indicate their support for this Proposal 3 and the compensation paid to our named executive officers as disclosed commencing on page 16 of this Proxy Statement by voting FOR, on an advisory basis, the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

The Board of Directors recommends that you vote FOR the compensation of our named executive officers.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON

EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, we are asking stockholders to recommend, on an advisory basis, whether the advisory stockholder vote on the compensation of our named executive officers should occur every one, two or three years. While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Our Board of Director believes that an annual vote is, therefore, consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

We understand that our stockholders may have differing views as to which interval is the most appropriate for us to seek a non-binding advisory vote on executive compensation. Stockholders may cast their vote on the preferred voting frequency with respect to a non-binding advisory vote on executive compensation by choosing either one year, two years, three years or by abstaining from voting in response to the following resolution regarding the frequency of seeking non-binding advisory votes on executive compensation:

“FURTHER RESOLVED, that the option of once every year, two years or three years that receives a majority of the votes cast, or if a majority of the votes cast is not cast for any option, then the option that receives the greatest number of votes cast, for this resolution will determine the preferred frequency with which the Company is to hold a stockholder vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as such compensation is disclosed in our annual meeting proxy statements in accordance with the rules and regulations of the SEC.”

The vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

The proxy card and other voting procedures provide stockholders with the opportunity to choose among four options (holding the vote every year, every two years or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors recommends that you vote FOR the option of once every year as the preferred frequency of votes on executive compensation.

PROPOSAL 5 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the current year, and the stockholders are requested to ratify this appointment. Ernst & Young has served as our independent registered public accounting firm since September 2005. A representative of Ernst & Young is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Stockholders should recognize that the ratification of the appointment of Ernst & Young does not preclude the Audit Committee from subsequently determining to change our independent registered public accounting firm if the Audit Committee determines such action to be in the best interests of the Company and its stockholders.

Fees Billed to Us by Ernst & Young LLP

Audit Fees. The aggregate audit fees billed by Ernst & Young for 2016 and 2015 were $973,200 and $845,500, respectively. The fees include professional services and expenses for annual financial and statutory audits, including internal control over financial reporting, and quarterly reviews of our financial statements.

Audit-Related Fees. Ernst & Young did not perform or bill us for any audit-related services for 2016 and 2015.

Tax Fees. The aggregate tax fees billed by Ernst & Young for 2016 and 2015 were $95,000 and $101,683, respectively. These fees related primary to the preparation of federal and state income tax returns for the Company.

All Other Fees. Ernst & Young did not perform or bill us for any other services for 2016 and 2015.

Audit Committee Pre-Approval Policies and Procedures.

Our Audit Committee has adopted a policy, contained in its Charter, which provides that our Audit Committee must pre-approve all audit and non-audit services provided to the Company by our independent registered public accounting firm. This policy is administered by our senior management, which reports throughout the year to the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young.

Auditor Rotation Policies

Ernst & Young maintains partner rotation policies in accordance with the rules promulgated by the SEC. Such rules have required rotation of the lead audit partner after five years of assignment to the engagement.

Required Vote; Recommendation of the Board

The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 will be ratified if this proposal receives the affirmative vote of a majority of the votes cast on the matter. With respect to this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Under applicable rules, a broker will have the authority to vote for this proposal in the absence of instructions from the beneficial owner of the relevant shares.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2018 Annual Meeting. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, stockholder proposals submitted in accordance with applicable rules and regulations for presentation at our next annual meeting and received at our executive offices no later than December 8, 2017 will be considered for inclusion in our proxy statement and form of proxy relating to the 2018 annual meeting.

For other stockholder proposals to be timely (but not considered for inclusion in our proxy statement), a stockholder’s notice must be received at our executive offices no later than 60 days before our annual meeting or (if later) within ten days after the public notice of that meeting is sent to the stockholders of the Company, and should otherwise comply with the advance notice provisions of our certificate of incorporation. For proposals that are not timely filed, we retain discretion to vote the proxies that we receive. For proposals that are timely filed, we retain discretion to vote the proxies that we receive, provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by mail, personal conversations, telephone, telex, facsimile or electronic means. Upon request, we will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

Financial Statements Available. A COPY OF OUR 2016 ANNUAL REPORT TO STOCKHOLDERS CONTAINING OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016 AND OTHER INFORMATION ACCOMPANIES THIS PROXY STATEMENT BUT SHALL NOT BE DEEMED TO BE SOLICITATION MATERIAL.

Householding Information. As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2016 Annual Report to Stockholders or this proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of our 2016 Annual Report to Stockholders or this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Investor Relations

First Acceptance Corporation

3813 Green Hills Village Drive

Nashville, Tennessee 37215

1-800-321-0899

Appendix A

SECOND AMENDED AND RESTATED FIRST ACCEPTANCE CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Article I

INTRODUCTION

1.1    Establishment of Plan. First Acceptance Corporation, a Delaware corporation (the “Company”) with its principal offices located in Nashville, Tennessee, adopts the following employee stock purchase plan for its eligible employees. This Plan shall be known as the Amended and Restated First Acceptance Corporation Employee Stock Purchase Plan.

1.2    Purpose. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.

1.3    Qualification. This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options.

1.4    Rule 16b-3 Compliance. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

Article II

DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1    Board of Directors. The Board of Directors of the Company.

2.2    Closing Market Price. The closing price of the Stock as reported in the consolidated trading of the New York Stock Exchange or such market or exchange on which the Stock is then traded on the date specified; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the New York Stock Exchange or any other market or exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.3    Code. The Internal Revenue Code of 1986, as amended from time to time.

2.4    Commencement Date. The first day of each Option Period. The first Commencement Date shall be February 1, 2005. Thereafter, Option Periods shall begin on each July 1 and January 1.

2.5    Contribution Account. The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.

2.6    Effective Date. February 1, 2005.

2.7    Employee. Any person employed by the Employer for a period of six (6) months.

2.8    Employer. The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a subsidiary under Section 2.18 hereof and that such corporation does not affirmatively disavow this Plan.

2.9    Exercise Date. The last trading date of each Option Period on the New York Stock Exchange or such market or exchange on which the Stock is then traded.

2.10    Exercise Price. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

2.11    Five-Percent Shareholder. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator.

2.12    Grant Date. The first trading date of each Option Period on the New York Stock Exchange or such market or exchange on which the Stock is then traded.

2.13    Option Period. The first Option Period shall begin on February 1, 2005 and end on June 30, 2005. Thereafter, Option Periods shall be successive six (6) month periods commencing on July 1 and ending on December 31 and commencing on January 1 and ending on June 30.

2.14    Participant. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

2.15    Plan. Amended and Restated First Acceptance Corporation Employee Stock Purchase Plan.

2.16    Plan Administrator. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

2.17    Stock. Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

2.18    Subsidiary. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

Article III

SHAREHOLDER APPROVAL

3.1    Shareholder Approval Required. This Plan must be approved by the shareholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.

3.2    Shareholder Approval for Certain Amendments. Without the approval of the shareholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by shareholders must occur within one (1) year of such amendment or such amendment shall be void ab initio, comply with applicable provisions of the corporate charter and bylaws of the Company, and comply with Delaware law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.

Article IV

ELIGIBILITY AND PARTICIPATION

4.1    Conditions. Each Employee shall become eligible to become a Participant on the Commencement Date next following the date on which he is employed by the Employer for a period of six (6) months. No Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

4.2    Application for Participation. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form and file it with his Employer no later than fifteen (15) days prior to the next Commencement Date. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of 15% of base pay). If any Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.

4.3    Date of Participation. All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

4.4    Acquisition or Creation of Subsidiary. If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.

Article V

CONTRIBUTION ACCOUNT

5.1    Employee Contributions. The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than one percent (1%) nor more than an amount which is fifteen percent (15%) of the Participant’s base pay on the Commencement Date. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan. The dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. Unless otherwise determined by the Plan Administrator with respect to an Option Period, no interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.

5.2    Modification of Contribution Rate. No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form with the Employer at least fifteen (15) days in advance of the Commencement Date designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from June 21 through June 30 and December 22 through December 31) that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than fifteen (15) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Commencement Date.

5.3    Withdrawal of Contributions. A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from June 21 through June 30 and December 22 through December 31). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

5.4    Limitations on Contributions. During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant’s base pay for the Option Period. If a Participant’s total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest.

Article VI

ISSUANCE AND EXERCISE OF OPTIONS

6.1    Reserved Shares of Stock. The Company shall reserve six hundred thousand (600,000) shares of Stock for issuance upon exercise of the options granted under this Plan.

6.2    Issuance of Options. On the Grant Date, each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

6.3    Determination of Exercise Price. The Exercise Price of the options granted under this Plan for any Option Period shall be the lesser of:

(i)    one hundred percent (100%) of the Closing Market Price of the Stock on the Exercise Date; or

(ii)    one hundred percent (100%) of the Closing Market Price of the Stock on the Grant Date.

6.4    Purchase of Stock. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of shares of Stock, determined up to three decimal places, determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account.

6.5    Terms of Options. Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code.

6.6    Limitations on Options. The options granted hereunder are subject to the following limitations:

(a)    The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date shall be three thousand (3,000) shares. This maximum number of shares shall be adjusted upon the occurrence of an event described in Section 10.3.

(b)    No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other Plan of the Employer or a Subsidiary which is qualified under Section 423 of the Code) having a market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased) as provided in Section 423(b)(8) of the Code.

(c)    No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Shareholder.

(d)    No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

6.7    Pro-Rata Reduction of Optioned Stock. If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

6.8    State Securities Laws. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock.

Article VII

TERMINATION OF PARTICIPATION

7.1    Termination of Employment. Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

7.2    Death. If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.

7.3    Retirement. If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.

7.4    Disability. If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of “disability” in the Employer’s long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.

Article VIII

OWNERSHIP OF STOCK

8.1    Stock Certificates. As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period. Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period. Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant. No certificate shall be issued for fractional shares of Stock, and any such fractional share shall be converted into cash based upon the Closing Market Price on the date a certificate is issued to the Participant.

8.2    Premature Sale of Stock. If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan:

(i)    prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

(ii)    prior to one (1) year after the Exercise Date on which such shares were obtained,

that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

8.3    Restrictions on Sale. The Plan Administrator may, in its sole discretion, place restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period. The restrictions may prevent the sale, transfer or other disposition of any shares of Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer). If certificates are issued pursuant to Section 8.1 for shares that are restricted, the certificates shall contain an appropriate legend disclosing the nature and duration of the restriction. Any such restrictions and exceptions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable. In addition, such restrictions and exceptions shall remain applicable during subsequent Option Periods unless otherwise determined by the Plan Administrator. If the Plan Administrator should change or eliminate the restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.

8.4    Transfer of Ownership. A Participant who purchases shares of Stock under this Plan shall be transferred at such time substantially all of the rights of ownership of such shares of Stock in accordance with the Treasury regulations promulgated under Section 423 of the Code as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan.

Article IX

ADMINISTRATION AND AMENDMENT

9.1    Administration. The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, and (vi) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.3. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2    Amendment. The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 shall become effective until and unless such amendment is approved by the shareholders of the Company.

Article X

MISCELLANEOUS

10.1    Expenses.    The expenses of administering the Plan shall be paid by the Participants except as determined by the Plan Administrator in its sole discretion.

10.2    No Contract of Employment. Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.3    Adjustment Upon Changes in Stock. The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

10.4    Employer’s Rights. The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.5    Limit on Liability. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

10.6    Gender and Number. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.7    Governing Law. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury regulations promulgated thereunder.

10.8    Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.9    Severability. If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

First Acceptance Corporation MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE            SACKPACK            000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 MMMMMMMMM ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5, and for 1 YEAR on Proposal 4. 1. Election of Directors: For Withhold For Withhold For Withhold + 01—Rhodes R. Bobbitt 02—Harvey B. Cash 03—Donald J. Edwards 04—Jeremy B. Ford 05—Mark A. Kelly 06—Tom C. Nichols 07—Lyndon L. Olson, Jr. 08—Kenneth D. Russell 09—William A. Shipp, Jr. For Against Abstain 2. To approve an increase in the number of shares authorized This Proxy, when properly executed, will be voted in the manner directed herein and will for issuance pursuant to the First Acceptance Corporation authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, the Proxy will be voted in accordance with Employee Stock Purchase Plan. the recommendations of the Board of Directors. Proxies are authorized to vote upon matters 3. Advisory vote on executive compensation. incident to the conduct of the meeting, such as approval of one or more adjournments of the meeting for the purposes of obtaining additional stockholder votes. 1 Year 2 Years 3 Years Abstain 4. Say When on Pay—An advisory vote on the approval of the frequency of shareholder votes on executive compensation. For Against Abstain 5. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for 2017. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM 1UP X 3133431 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 02K5YC

FIRST ACCEPTANCE CORPORATION THIS IS YOUR PROXY Dear Stockholder: Your Proxy is being solicited by the Board of Directors of First Acceptance Corporation for the Annual Meeting of Stockholders to be held on May 9, 2017, at 10:00 a.m., central time, at our corporate headquarters, which is located at 3813 Green Hills Village Drive, Nashville, Tennessee 37215. Enclosed with this Proxy is a Proxy Statement containing important information about the matters that you are being asked to approve. Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting. Please mark the boxes on this Proxy card to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope. Thank you in advance for your prompt consideration of these matters. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2016 Annual Report to Stockholders are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=proxy q FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — First Acceptance Corporation + BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT 10:00 AM, CENTRAL TIME, TUESDAY, MAY 9, 2017 FIRST ACCEPTANCE CORPORATION, 3813 GREEN HILLS VILLAGE DRIVE, NASHVILLE, TENNESSEE 37215 The undersigned hereby constitutes and appoints each of Kenneth D. Russell and Michael J. Bodayle his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of First Acceptance Corporation held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of First Acceptance Corporation, to be held at First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215, on May 9, 2017, at 10:00 a.m., central time, and at any adjournment or postponement thereof, on all matters coming before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD. +

First Acceptance Corporation IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5, and for 1 YEAR on Proposal 4. 1. Election of Directors: For Withhold For Withhold For Withhold + 01—Rhodes R. Bobbitt 02—Harvey B. Cash 03—Donald J. Edwards 04—Jeremy B. Ford 05—Mark A. Kelly 06—Tom C. Nichols 07—Lyndon L. Olson, Jr. 08—Kenneth D. Russell 09—William A. Shipp, Jr. For Against Abstain 2. To approve an increase in the number of shares authorized This Proxy, when properly executed, will be voted in the manner directed herein and will for issuance pursuant to the First Acceptance Corporation authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, the Proxy will be voted in accordance with Employee Stock Purchase Plan. the recommendations of the Board of Directors. Proxies are authorized to vote upon matters 3. Advisory vote on executive compensation. incident to the conduct of the meeting, such as approval of one or more adjournments of the meeting for the purposes of obtaining additional stockholder votes. 1 Year 2 Years 3 Years Abstain 4. Say When on Pay—An advisory vote on the approval of the frequency of shareholder votes on executive compensation. For Against Abstain 5. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for 2017. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UP X 3133432 + 02K5ZC

FIRST ACCEPTANCE CORPORATION THIS IS YOUR PROXY Dear Stockholder: Your Proxy is being solicited by the Board of Directors of First Acceptance Corporation for the Annual Meeting of Stockholders to be held on May 9, 2017, at 10:00 a.m., central time, at our corporate headquarters, which is located at 3813 Green Hills Village Drive, Nashville, Tennessee 37215. Enclosed with this Proxy is a Proxy Statement containing important information about the matters that you are being asked to approve. Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting. Please mark the boxes on this Proxy card to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope. Thank you in advance for your prompt consideration of these matters. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2016 Annual Report to Stockholders are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=proxy q FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — First Acceptance Corporation BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT 10:00 AM, CENTRAL TIME, TUESDAY, MAY 9, 2017 FIRST ACCEPTANCE CORPORATION, 3813 GREEN HILLS VILLAGE DRIVE, NASHVILLE, TENNESSEE 37215 The undersigned hereby constitutes and appoints each of Kenneth D. Russell and Michael J. Bodayle his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of First Acceptance Corporation held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of First Acceptance Corporation, to be held at First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215, on May 9, 2017, at 10:00 a.m., central time, and at any adjournment or postponement thereof, on all matters coming before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be marked, dated and signed, on the other side)